UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

LEXINGTON REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-3717318
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each Class is to be Registered
7.55% Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file number to which this form relates: File No. 333-121708.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The information required by this Item 1 is set forth under the caption “Description of Series D Preferred Shares” contained in the Prospectus Supplement dated February 9, 2007 amd filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus dated January 31, 2005, included as part of the Registration Statement on Form S-3 (File No. 333-121708), of the Registrant, filed with the Securities and Exchange Commission on December 28, 2004. The Prospectus Supplement is hereby incorporated by reference into this registration statement.

ITEM 2. EXHIBITS

The following exhibits are filed as part of this registration statement:

3.1	Amended and Restated Declaration of Trust of Lexington Realty Trust (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 8, 2007).
3.2	Amended and Restated By-Laws of Lexington Realty Trust (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 8, 2007).
3.3	Articles Supplementary relating to the 7.55% Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share.
4.1	Form of 7.55% Series D Cumulative Redeemable Preferred Stock certificate.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEXINGTON REALTY TRUST

By:	/s/ Patrick Carroll
Name:	Patrick Carroll
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

Date: February 14, 2007

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